Exhibit 24.2




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 10-SB/A, Amendment No. 6, Registration Statement of American Electric Automobile Company, Inc. (a development stage company) our report for the year ended December 31, 2000 dated April 6, 2001 relating to the consolidated financial statements of American Electric Automobile Company, Inc. (a development stage company) which appear in such Form 10-SB/A, and to the reference to our Firm under the caption "Experts".


WEINBERG and COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
July 16, 2002